ICAHN ENTERPRISES L.P. ANNOUNCES RESULTS OF RIGHTS OFFERING

NEW YORK, January 31, 2012 -- Icahn Enterprises L.P. (NASDAQ: IEP) announced today the results of its previously announced rights offering (the "Rights Offering").

Pursuant to the Rights Offering, Icahn Enterprises distributed transferable subscription rights (the “Rights”) pro rata to the holders of record of its depositary units representing limited partner interests (the “Depositary Units”). Holders of the Depositary Units, as of the close of business on December 27, 2011, received 0.15881 rights for each Depositary Unit held as of such date. Each whole Right entitled the holder to acquire one newly issued Depositary Unit at a subscription price of $36.7933.

The Rights Offering was fully subscribed with total Basic Subscription Rights and Over-Subscription Rights being exercised for 13,590,238 Depositary Units. Basic Subscription Rights that were not subscribed by 5:00 p.m., New York City time, on January 20, 2012 have expired. Following the issuance of the Depositary Units subscribed for in the Rights Offering, there will be 99,161,952 Depositary Units outstanding.

Affiliates of Carl C. Icahn, which own and control our general partner and held, prior to the closing of the Rights Offering, 79,238,262 of our Depositary Units, representing approximately 92.6% of our outstanding Depositary Units, exercised all of the Basic Subscription Rights and Over-Subscription Rights allocated to them in the Rights Offering. Following the consummation of the Rights Offering, Mr. Icahn’s affiliates will hold 92,233,846 of our Depositary Units, representing approximately 93.01% of our outstanding Depositary Units.

The Depositary Units subscribed for in the Rights Offering were distributed to participants or credited through DTC on or about Monday, January 30, 2012. Any excess payments to be refunded to participating holders will be mailed by the subscription agent as promptly as practicable.

Icahn Enterprises estimates that it will receive gross proceeds of approximately $500 million from the Rights Offering.

Icahn Enterprises filed a registration statement on Form S-3 with the Securities and Exchange Commission that registered the Rights and the new Depositary Units. The registration statement was declared effective on December 27, 2011.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Icahn Enterprises L.P.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment, Automotive, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Investor Contact:

Dominick Ragone

Chief Financial Officer

(646) 861-7500